                                 EXHIBIT 10.1
================================================================================




                                CREDIT AGREEMENT


                                     among


                           SUNGARD DATA SYSTEMS INC.

                             THE BANKS PARTY HERETO


                                      and


                        PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent



                          Dated as of August 29, 1996



                          $150,000,000 CREDIT FACILITY




================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS.....................................................   1
     1.1  Defined Terms.....................................................   1
     1.2  Other Definitional Provisions.....................................  18

SECTION 2.  THE CREDIT FACILITIES...........................................  19
     2.1  Commitments.......................................................  19
     2.2  Committed Borrowing Procedure.....................................  19
     2.3  Competitive Bid Procedure.........................................  20
     2.4  Committed Loans and Competitive Loans.............................  23
     2.5  Refinancings......................................................  24
     2.6  Fees..............................................................  25
     2.7  Notes; Repayment of Loans.........................................  25
     2.8  Interest on Loans and Payment Dates...............................  26
     2.9  Additional Interest; Alternate Rate of Interest...................  27
     2.10 Termination, Reduction and Extension of Commitments...............  28
     2.11 Optional Prepayment of Loans......................................  29
     2.12 Illegality........................................................  30
     2.13 Requirements of Law...............................................  30
     2.14 Taxes.............................................................  32
     2.15 Indemnity.........................................................  33
     2.16 Pro Rata Treatment, etc...........................................  34
     2.17 Payments..........................................................  35
     2.18 Conversion and Continuation Options...............................  35
     2.19 Minimum Amounts of Tranches.......................................  36
     2.20 Use of Proceeds...................................................  36

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................  37
     3.1  Financial Condition...............................................  37
     3.2  No Change.........................................................  38
     3.3  Corporate Existence; Compliance with Law..........................  38
     3.4  Corporate Power; Authorization; Enforceable Obligations...........  38
     3.5  No Legal Bar......................................................  38
     3.6  No Material Litigation............................................  39
     3.7  No Default........................................................  39
     3.8  Taxes.............................................................  39
     3.9  Federal Regulations...............................................  39
     3.10 ERISA.............................................................  40
     3.11 Investment Company Act............................................  41
     3.12 Purpose of Loans..................................................  41
     3.13 Environmental Matters.............................................  41
     3.14 No Material Misstatements.........................................  42
     3.15 Title to Properties...............................................  42
     3.16 Intellectual Property.............................................  43
     3.18 Public Utility Holding Company Act................................  43
     3.19 Insurance.........................................................  43

                                                                            Page
                                                                            ----

     3.20 Licenses, etc.....................................................  44
     3.21 Labor Matters.....................................................  44

SECTION 4.  CONDITIONS PRECEDENT............................................  44
     4.1  Conditions to Initial Loans.......................................  44
     4.2  Conditions to Each Loan...........................................  46

SECTION 5.  AFFIRMATIVE COVENANTS...........................................  47
     5.1  Financial Statements..............................................  47
     5.2  Certificates; Other Information...................................  48
     5.3  Payment of Obligations............................................  49
     5.4  Conduct of Business and Maintenance of Existence..................  49
     5.5  Maintenance of Property; Insurance................................  49
     5.6  Inspection of Property; Books and Records; Discussions............  49
     5.7  Notices...........................................................  50
     5.8  Environmental Laws................................................  51
     5.9  Further Assurances................................................  51

SECTION 6.  NEGATIVE COVENANTS..............................................  51
     6.1  Financial Covenants...............................................  52
     6.2  Limitation on Liens...............................................  52
     6.3  Limitation of Indebtedness........................................  53
     6.5  Limitation on Sale of Assets......................................  54
     6.7  Limitation on Loans...............................................  55
     6.8  Fiscal Year.......................................................  55
     6.9  Limitation on Conduct of Business.................................  56

SECTION 7.  EVENTS OF DEFAULT AND TERMINATION...............................  56
     7.1  Events of Default; Events of Termination..........................  56

SECTION 8.  THE AGENT.......................................................  59
     8.1  Appointment.......................................................  59
     8.2  Delegation of Duties..............................................  59
     8.3  Exculpatory Provisions............................................  60
     8.4  Reliance by Agent.................................................  60
     8.5  Notice of Default.................................................  60
     8.6  Non-Reliance on Agent and Other Banks.............................  61
     8.7  Indemnification...................................................  61
     8.8  Agent in Its Individual Capacity..................................  62
     8.9  Successor Agent...................................................  62
     8.10 Beneficiaries.....................................................  62

SECTION 9.  MISCELLANEOUS...................................................  63
     9.1  Amendments and Waivers............................................  63
     9.2  Notices...........................................................  63
     9.3  No Waiver; Cumulative Remedies....................................  64
     9.4  Survival of Representations and Warranties........................  65
     9.5  Payment of Expenses and Taxes.....................................  65

                                                                            Page
                                                                            ----

     9.6  Successors and Assigns............................................  66
     9.7  Disclosure of Information.........................................  70
     9.8  Adjustments; Set-off..............................................  71
     9.9  Counterparts......................................................  72
     9.10  Severability.....................................................  72
     9.11  Integration......................................................  72
     9.12  GOVERNING LAW....................................................  72
     9.13  Submission To Jurisdiction; Waivers..............................  72
     9.14  Acknowledgements.................................................  73
     9.15  Limitation of Liability..........................................  73
     9.16  WAIVERS OF JURY TRIAL............................................  73

SCHEDULES

SCHEDULE I      Bank and Commitment Information
SCHEDULE 3.17   Subsidiaries

EXHIBITS

EXHIBIT A-1     Form of Competitive Bid Request
EXHIBIT A-2     Form of Competitive Bid
EXHIBIT A-3     Form of Competitive Bid Accept/Reject Letter
EXHIBIT A-4     Form of Committed Borrowing Request
EXHIBIT B-1     Form of Competitive Note
EXHIBIT B-2     Form of Committed Note
EXHIBIT C       Form of Opinion of Counsel to the Company
EXHIBIT D       Form of Assignment and Acceptance

                                CREDIT AGREEMENT


     AGREEMENT, dated as of August 29, 1996, among SUNGARD DATA SYSTEMS INC., a Delaware corporation (the "Company"), the several banks and other financial
                           -------
institutions from time to time parties to this Agreement (the "Banks") and PNC
                                                               -----
BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks hereunder (in such capacity, the "Agent").
                                        -----


                              W I T N E S S E T H:
                              - - - - - - - - - -


     In consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "Administrative Fees":  as defined in Section 2.6(b).
      -------------------

     "Affiliate":  as to any Person, any other Person which, directly or
      ---------
     indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person.

     "Agreement":  this Credit Agreement, as amended, supplemented or otherwise
      ---------
     modified from time to time.

     "Applicable Margin":  on any date, for a Base Rate Loan or Eurodollar
      -----------------
     Committed Loan, the percentage per annum set forth below in the column entitled "Applicable Margin-Base Rate Loans" or "Applicable Margin-Eurodollar Loans," as appropriate, opposite the Fixed Charge Coverage Ratio shown on the last Fixed Charge Certificate delivered by the Company to the Agent pursuant to subsection 5.2(b) prior to such date:


                                     Applicable      Applicable
                  Fixed Charge       Margin-Base  Margin-Eurodollar
     Level            Ratio          Rate Loans         Loans
     -----    ---------------------  -----------  -----------------

        I     Greater than or equal
              to 2.60 to 1                0               .190

       II     Less than 2.60 to 1
              but greater than or
              equal to 2.30 to 1          0               .225

      III     Less than 2.30 to 1
              but greater than or
              equal to 2.00 to 1          0               .275

       IV     Less than 2.00 to 1         0               .300

     ; provided, however, that (a) in the event that no Fixed Charge Certificate
       --------  -------  ----
     has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(b), the Applicable Margin from such date until such Fixed Charge Certificate is actually delivered shall be that applicable when the Fixed Charge is less than 2.00 to 1 (i.e., Level IV), (b) in the event that the actual Fixed Charge
           ----
     Coverage Ratio for any fiscal quarter is subsequently determined to be less than that set forth in the Fixed Charge Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Fixed Charge Coverage Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Fixed Charge Certificate for the fiscal quarter ended June 30, 1996, the Applicable Margin shall be that applicable when the Fixed Charge Coverage Ratio is greater than or equal to 2.60 to 1 (i.e., Level I). Any
                                                           ----
     additional interest on the Loans resulting from the operation of clause (b) above shall be payable by the Company to the Banks within ten (10) Business Days after receipt of a written demand therefor from the Agent.

       "Assignment and Acceptance":  an assignment and acceptance entered into
        -------------------------
     by a Bank and an assignee, and accepted by the Agent and, to the extent required, consented to by the Company in the form of Exhibit D or such other form as shall be approved by the Agent.

       "Available Commitments":  at any particular time, an amount equal to the
        ---------------------
     excess, if any, of (a) the Commitments at such time over (b) the aggregate principal amount of Loans then outstanding.

       "Base Rate":  for any day, a rate per annum equal to the greater of (a)
        ---------
     the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

       "Base Rate Borrowing":  a Borrowing comprised of Base Rate Loans.
        -------------------

       "Base Rate Loans":  Loans bearing interest at a rate determined by
        ---------------
     reference to the Base Rate.

       "Big Six":  Arthur Andersen & Co., Deloitte & Touche LLP, Price
        -------
     Waterhouse LLP, KPMG Peat Marwick LLP, Coopers & Lybrand LLP and Ernst & Young LLP.

       "Borrowing":  a group of loans of a single Type made by the Banks (or, in
        ---------
     the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.3) on a single date and as to which a single Interest Period is in effect.

       "Borrowing Date":  any Business Day on which a Loan is to be made at the
        --------------
     request of the Company under this Agreement.

       "Business Day":  a day other than a Saturday, Sunday or other day on
        ------------
     which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close; provided, however, that, when used in connection
                               --------  -------
     with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

       "Capital Lease":  at any time, a lease (or other arrangement conveying
        -------------
     the right to use), whether of real or personal property or a combination thereof, with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

       "Capital Lease Obligations":  of any Person as of the date of
        -------------------------
     determination, the obligations of such Person to pay rent and other amounts under or in respect of any Capital Lease, as determined in accordance with GAAP.

       "Change of Control":  an event or series of events by which (i) any
        -----------------
     "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding Voting Stock of the Company, (ii) (A) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the Company or a Subsidiary of the Company in a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property other than a transaction solely between the Company and a Subsidiary of the Company or a transaction accounted for as a pooling-of-interest and permitted under Section 6.4 or (iii) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

       "Closing Date":  the first date on which all of the conditions precedent
        ------------
     set forth in Section 4.1 have been satisfied or waived by the Agent.

       "Code":  the Internal Revenue Code of 1986, as amended from time to time.
        ----

       "Commitment":  as to any Bank, the obligation of such Bank to make
        ----------
     Committed Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I, or on the Register maintained by the Agent pursuant to Section 9.6 as the same may be permanently terminated, reduced and extended from time to time pursuant to the provisions of Section 2.10.

       "Commitment Percentage":  as to any Bank at any time, the percentage of
        ---------------------
     the aggregate Commitments then constituted by such Bank's Commitment (or, at any time after the Commitments shall have expired or been terminated, the percentage which the aggregate principal amount of such Bank's Loans then outstanding constitutes of the aggregate principal amount of the Loans of all the Banks then outstanding).

       "Commitment Period":  the period from and including the date hereof to
        -----------------
     but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

       "Committed Borrowing":  a borrowing consisting of simultaneous Committed
        -------------------
     Loans from the Banks pursuant to Section 2.2.

       "Committed Borrowing Request":  a request made pursuant to Section 2.2 in
        ---------------------------
     the form of Exhibit A-4 or such other form as shall be acceptable to the Agent.

       "Committed Loans":  as defined in Section 2.1.  Each Committed Loan shall
        ---------------
     be a Eurodollar Committed Loan or a Base Rate Loan.

       "Committed Note":  a promissory note of the Company in the form of
        --------------
     Exhibit B-2 executed and delivered as provided in Section 2.7, as the same may be amended, supplemented or otherwise modified from time to time.

       "Commonly Controlled Entity":  an entity, whether or not incorporated,
        --------------------------
     which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

       "Competitive Bid":  an offer by a Bank to make a Competitive Loan
        ---------------
     pursuant to Section 2.3.

       "Competitive Bid Accept/Reject Letter":  a notification made by the
        ------------------------------------
     Company pursuant to Subsection 2.3(d) in the form of Exhibit A-3.

       "Competitive Bid Rate":  as to any Competitive Bid made by a Bank
        --------------------
     pursuant to Subsection 2.3(b), (a) in the case of a Eurodollar Competitive Loan, the Margin, and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

       "Competitive Bid Request":  a request made pursuant to Section 2.3 in the
        -----------------------
     form of Exhibit A-1.

       "Competitive Borrowing":  a borrowing consisting of a Competitive Loan or
        ---------------------
     concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Company under the bidding procedure described in Section 2.3.

       "Competitive Loan":  a Loan from a Bank to the Company pursuant to the
        ----------------
     bidding procedure described in Section 2.3. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

       "Competitive Note":  a promissory note of the Company in the form of
        ----------------
     Exhibit B-1 executed and delivered as provided in Section 2.7, as the same may be amended, supplemented or otherwise modified from time to time.

       "Consolidated Assets":  at any time, the total consolidated assets of the
        -------------------
     Company and its Subsidiaries at such time, as determined in accordance with GAAP.

       "Consolidated EBITDA":  for any fiscal period, the sum, without
        -------------------
     duplication, of (a) Consolidated Net Income for such period plus (b)
                                                                 ----
     Consolidated Interest Expense deducted in calculating Consolidated Net Income for such period plus (c) federal, state, and local and other income
                            ----
     taxes deducted in calculating Consolidated Net Income for such period, plus
                                                                            ----
     (d) depreciation and amortization expense deducted in calculating Consolidated Net Income for such period, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

       "Consolidated Fixed Charges":  without duplication, for any fiscal
        --------------------------
     period, (a) Consolidated Interest Expense for such period, plus (b)
                                                                ----
     Consolidated Rental Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Interest Expense":  for any fiscal period of the Company,
        -----------------------------
     the total interest expense (including, without limitation, interest expense attributable to Capital Leases in accordance with GAAP) of the Company and its

     Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

       "Consolidated Liabilities":  at any time, total consolidated liabilities
        ------------------------
     of the Company and its Subsidiaries at such time, as determined in accordance with GAAP.

       "Consolidated Net Income":  for any period, the net income (or loss) of
        -----------------------
     the Company and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP provided that there shall be excluded therefrom (a) the income (or loss) of any Person accrued prior to the date that (x) it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or (y) its assets are acquired by the Company or any of its Subsidiaries; provided that, in connection with any merger accounted for as a pooling-of-
     -------- ----
     interest, the Company may include the income (or loss) of a Person accrued during the fiscal quarter that it is merged into or consolidated with the Company or any of its Subsidiaries, to the extent that doing so is in accordance with GAAP and the inclusion of such income (or loss) is consistent with the financial reports prepared by the Company and referred to in Subsections 5.1(a) and (b) of this Agreement, (b) any addition for non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from the sale of capital assets), (c) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations, losses arising from the sale of capital assets and merger costs associated with a merger transaction accounted for as a pooling-of-interest) and (d) any subtraction for In-Process R&D Expenses up to a maximum of $100,000,000 in the aggregate for any four fiscal quarter period.

       "Consolidated Net Worth":  at any time, the amount by which (a)
        ----------------------
     Consolidated Assets exceeds (b) Consolidated Liabilities at such time, as determined in accordance with GAAP.

       "Consolidated Rental Expense":  for any period, all rents accrued during
        ---------------------------
     such period under operating leases under which the Company or any of its Subsidiaries is the lessee, as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Total Debt":  at any time, all Indebtedness of the Company
        -----------------------
     and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

       "Contingent Obligation":  as to any Person any guarantee of payment or
        ---------------------
     performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Contingent Obligation shall not
                   --------  -------
     include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be the amount required to be recorded as a liability in accordance with GAAP.

       "Contractual Obligation":  as to any Person, any provision of any
        ----------------------
     agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

       "Default":  any of the events specified in Section 7, whether or not any
        -------
     requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

       "Dollars" and "$":  dollars in lawful currency of the United States of
        -------       -
     America.

       "Earnouts":  The deferred portion of or holdback on the purchase price
        --------
     for an acquisition by the Company or any Subsidiary.

       "Environmental Laws":  any and all foreign, Federal, state, local or
        ------------------
     municipal laws, rules, orders, directives, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment applicable to the Company, any present or former Subsidiary of the Company or any of their businesses, properties or assets (tangible or intangible) of any kind, as now or may at any time hereafter be in effect.

       "ERISA":  the Employee Retirement Income Security Act of 1974, as amended
        -----
     from time to time.

       "Eurocurrency Reserve Requirements":  for any day as applied to a
        ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities"
                                                     ------------------------
     in Regulation D of such Board) maintained by a member bank of such System.

       "Eurodollar Base Rate":  with respect to any Eurodollar Loan for any
        --------------------
     Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate determined by the Agent in accordance with its usual procedures at which deposits in Dollars approximately equal in principal amount to (a) in the case of a Committed Borrowing, the Agent's portion of such Eurodollar Borrowing and (b) in the case of a Competitive Borrowing, a principal amount equal to the amount that would have been the Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Committed Borrowing, and in each case for a maturity equal to the applicable Interest Period, are offered by banks in the London Interbank Market to prime banks in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period.

       "Eurodollar Borrowing":  a Borrowing comprised of Eurodollar Loans.
        --------------------

       "Eurodollar Committed Loan":  any Committed Loan bearing interest at a
        -------------------------
     rate determined by reference to the Eurodollar Rate.

       "Eurodollar Competitive Loan":  any Competitive Loan bearing interest at
        ---------------------------
     a rate determined by reference to the Eurodollar Rate.

       "Eurodollar Loan":  any Eurodollar Competitive Loan or Eurodollar
        ---------------
     Committed Loan.

       "Eurodollar Rate":  with respect to each day during each Interest Period
        ---------------
     pertaining to a Eurodollar Loan, a rate
     per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurodollar Base Rate
                  ----------------------------------------
                  1.00 - Eurocurrency Reserve Requirements


       "Event of Default":  at any time, any of the events specified in Section
        ----------------
     7, provided that (a) any requirement for the giving of notice, the lapse of
        --------
     time, or both, or any other condition, if any, has been satisfied and (b) at such time, there are Loans outstanding or any other amounts are owed to the Agent or any Bank under this Agreement or any other Loan Document.

       "Event of Termination":  at any time, any of the events specified in
        --------------------
     Section 7, provided that (a) any requirement for the giving of notice, the lapse of time, or both, or any other condition, if any, has been satisfied and (b) at such time, there are no Loans outstanding and no other amounts are accrued and owing to the Agent or any Bank under this Agreement or any other Loan Document.

       "Exchange Act":  the Securities and Exchange Act of 1934, as amended.
        ------------

       "Existing Credit Agreements":  means the collective reference to (a) the
        --------------------------
     Revolving Credit Loan Agreement, dated as of April 15, 1993, among the Company, SunGard Recovery Services Inc. and PNC and (b) the Revolving Credit Loan Agreement, dated as of April 15, 1993, among the Company, SunGard Recovery Services Inc. and Bank of America National Trust and Savings Association, in each case as heretofore amended, supplemented or otherwise modified.

       "Facility Fee":  as defined in Subsection 2.6(a) hereof.
        ------------

       "Facility Fee Percentage":  on each day during each fiscal quarter of the
        -----------------------
     Company, the percentage per annum set forth below in the column entitled "Facility Fee Percentage" opposite the Fixed Charge Coverage Ratio shown on the Fixed Charge Certificate required pursuant to subsection 5.2(b) to be delivered for the immediately preceding fiscal quarter:

                                           Facility Fee
       Level  Fixed Charge Coverage Ratio  Percentage
       -----  ---------------------------  ------------
         I    Greater than or equal
              to 2.60 to 1.0                .085%

        II    Less than 2.60 to 1.0 but
              greater than or equal to
              2.30 to 1.0                   .100%

       III    Less than 2.30 to 1.0 but
              greater than or equal to
              2.00 to 1                     .125%

        IV    Less than 2.00 to 1           .150%

     ; provided, however, that, (a) in the event that no Fixed Charge
       --------  -------  ----
     Certificate has been delivered for a fiscal quarter prior to the later of
     (x) the last day of the next succeeding fiscal quarter and (y) the last day on which it can be delivered without violation of Subsection 5.2(b), the Facility Fee Percentage during such fiscal quarter shall be that applicable when the Fixed Charge Coverage Ratio is less than 2.00 to 1.0 (i.e., Level
                                                                    ----
     IV), (b) in the event that the actual Fixed Charge Coverage Ratio for any fiscal quarter is subsequently determined to be less than that set forth in the Fixed Charge Certificate for such fiscal quarter, the Facility Fee Percentage shall be recalculated for the applicable period based upon such actual Fixed Charge Coverage Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Fixed Charge Certificate for the fiscal quarter ended June 30, 1996, the Facility Fee Percentage shall be that applicable when the Fixed Charge Coverage Ratio is greater than or equal to 2.60 to 1.0. Any additional Facility Fee that is due to the Banks resulting from the operation of clause (b) above shall be payable by the Company within ten (10) Business Days after receipt of a written demand therefor from the Agent.

       "Federal Funds Effective Rate":  for any day, the weighted average of the
        ----------------------------
     rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter":  the letter, dated July 10, 1996 between the Company and the
      ----------
     Agent relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby.

       "Fees":  the Facility Fee and the Administrative Fees.
        ----

       "Fixed Charge Certificate":  as defined in Subsection 5.2(b).
        ------------------------

       "Fixed Charge Ratio":  for any period, the ratio of (a) the sum, without
        ------------------
     duplication, of (i) Consolidated Net Income for such period plus
                                                                 ----
     Consolidated Interest Expense deducted in calculating Consolidated Net Income for such period plus federal, state, local and other income taxes
                            ----
     deducted in calculating Consolidated Net Income for such period, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP and (ii) Consolidated Rental Expense for such period to (b) Consolidated Fixed Charges for such period.

       "Fixed Rate Borrowing":  a Borrowing comprised of Fixed Rate Loans.
        --------------------

       "Fixed Rate Loan":  any Competitive Loan bearing interest at a fixed
        ---------------
     percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

       "GAAP":  at any time with respect to the determination of the character
        ----
     or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined.

       "Governmental Authority":  any nation or government, any state or other
        ----------------------
     political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Indebtedness":  of any Person at any date:
        ------------

               (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a consolidated balance of such Person and its Subsidiaries (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices),

               (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a consolidated balance of such Person and its Subsidiaries,

               (c) all Capital Lease Obligations of such Person, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a consolidated balance of such Person and its Subsidiaries,

               (d) all Contingent Obligations and all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, and

               (e) all liabilities secured by any consensual Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     The Indebtedness of any Person shall (x) include any Indebtedness of any partnership in which such Person is a general partner and (y) as provided above, include Capital Lease Obligations but exclude obligations in respect of operating leases.

               "In-Process R&D Expenses":  all research and development charges
                -----------------------
     or expenses which (i) are incurred by a Person who is not at the time of incurrence either the Company or a Subsidiary thereof and (ii) are expensed (i.e., not capitalized) after the Closing Date by such Person (or by the
      ---
     Company or any Subsidiary after its acquisition of the stock or assets of such Person) because such research and development charges or expenses do not, at the time of acquisition, have any alternative future use and should therefore be charged to expenses as required by GAAP.

       "Insolvency":  with respect to any Multiemployer Plan, the condition that
        ----------
     such Plan is insolvent within the meaning of Section 4245 of ERISA.

       "Insolvent":  pertaining to a condition of Insolvency.
        ---------

       "Intellectual Property":  has the meaning ascribed thereto in Subsection
        ---------------------
     3.16.

       "Interest Payment Date":  (a) as to any Base Rate Loan, the last day of
        ---------------------
     each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Fixed Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan or Fixed Rate Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

       "Interest Period":  (a) with respect to any Eurodollar Committed Loan:
        ---------------

               (i) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, given with respect thereto; and

              (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

       (b) with respect to any Eurodollar Competitive Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make such Loan was extended, which shall be one, two, three, four, five or six months after the date of the making of such Loan;

       (c) with respect to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make such Loan was extended, which shall not be earlier than seven (7) days after the date of the making of such Loan nor later than one hundred and eighty (180) days after the making of such Loan;

     provided that, the foregoing provisions relating to Interest Periods are
     -------- ----
     subject to the following:

               (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

              (ii) with respect to Eurodollar Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

             (iii) an Interest Period that otherwise would extend beyond the Termination Date shall end on the Termination Date; and

              (iv) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

       "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
        ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

       "Loan":  a Competitive Loan or a Committed Loan.
        ----

       "Loan Documents":  this Agreement and the Notes.
        --------------

       "Margin":  as to any Eurodollar Competitive Loan, the margin (expressed
        ------
     as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

       "Margin Stock":  as defined in Regulation U and Regulation G of the
        ------------
     Federal Reserve Board.

       "Material Adverse Effect":  a material adverse effect on (a) the
        -----------------------
     business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Documents or the rights and remedies of the Agent or the Banks hereunder or thereunder.

         "Materials of Environmental Concern":  any gasoline or petroleum
          ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.

         "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
          ------------------
     in Section 4001(a)(3) of ERISA.

         "Notes":  the collective reference to the Competitive Note and the
          -----
     Committed Notes.

         "Participant" as defined in Section 9.6(f).
          -----------

         "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
          ----
     to Subtitle A of Title IV of ERISA.

         "Person":  an individual, partnership, corporation, business trust,
          ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan":  at a particular time, any employee benefit plan which is
          ----
     covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

         "PNC":  PNC Bank, National Association.
          ---

         "Prime Rate":  the rate of interest per annum publicly announced from
          ----------
     time to time by PNC as its prime rate in effect at its principal office in Pittsburgh, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

         "Principal Financial Officer":  the Company's Chief Financial Officer,
          ---------------------------
     Vice President-Finance or Treasurer.

         "Properties":  the collective reference to the facilities and proper-
          ----------
     ties owned, leased or operated by the Company or any of its Subsidiaries.

         "Purchasing Bank":  as defined in Section 9.6(b).
          ---------------

         "Register":  as defined in Section 9.6(d).
          --------

         "Regulation U":  Regulation U of the Board of Governors of the Federal
          ------------
     Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X":  Regulation X of the Board of Governors of the Federal
          ------------
     Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reorganization":  with respect to any Multiemployer Plan, the condi-
          --------------
     tion that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event":  any of the events set forth in Section 4043(c)(1),
          ----------------
     (2), (4), (5), (6), (10) and (13) of ERISA.

         "Required Banks":  at any time, Banks the Commitment Percentages of
          --------------
     which aggregate at least 51% at such time; provided that, Required Banks
                                          -------- ----
     shall require at least two Banks, unless one Bank shall have a Commitment Percentage of at least 80%.

         "Requirement of Law":  as to any Person, the Certificate of Incorpora-
          ------------------
     tion and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer":  the chairman or the president of the Company
          -------------------
     or, with respect to financial matters, a Principal Financial Officer.

         "Security":  "security" as defined in Section 2(1) of the Securities
          --------
     Act of 1933, as amended.

         "Single Employer Plan":  any Plan which is covered by Title IV of
          --------------------
     ERISA, but which is not a Multiemployer Plan.

         "Subsidiary":  as to any Person, a corporation, partnership or other
          ----------
     entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Taxes":  as defined in Subsection 2.14(a).
          -----

         "Termination Date":  August 28, 2001 or any anniversary of such date to
          ----------------
     which the Termination Date shall have been extended pursuant to Section 2.10(d) hereof.

         "Total Commitment":  at any time the aggregate amount of the Banks'
          ----------------
     Commitments, as in effect at such time.

         "Tranche":  the collective reference to Eurodollar Committed Loans and
          -------
     Competitive Loans, in each case whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day).

         "Type":  when used in respect of any Loan or Borrowing, shall refer to
          ----
     the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall
                                                                     ----
     include the Eurodollar Rate, the Base Rate and any fixed rate applicable to a Fixed Rate Loan.

         "Voting Stock":  capital stock of any class or classes of a corporation
          ------------
     the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

         "Wholly-Owned Subsidiary":  at any time, any Subsidiary one hundred
          -----------------------
     percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         1.2  Other Definitional Provisions.  (a) Unless otherwise specified
              -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in

Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


              SECTION 2.  THE CREDIT FACILITIES

         2.1  Commitments.  Subject to the terms and conditions and relying
              -----------
upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans in Dollars (the "Committed Loans") to the Company from time to time during the Commitment
----------------
Period, in an aggregate principal amount at any time outstanding which, does not exceed the amount of such Bank's Commitment; provided, however, that no
                                             --------  -------
Committed Loan shall be made if, after giving effect to the making of such Committed Loan and the simultaneous application of the proceeds thereof, the aggregate principal amount of all Loans then outstanding would exceed the Total Commitment in effect at such time. The Commitments may be terminated or reduced from time to time pursuant to Section 2.10. Within the foregoing limits, the Company may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

         2.2  Committed Borrowing Procedure.  In order to request a Committed
              -----------------------------
Borrowing, the Company shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Agent the information requested by the form of Committed Borrowing Request attached as Exhibit A-4 hereto (a) in the case of a Eurodollar Committed Borrowing, not later than 12:00 noon, Philadelphia time, three Business Days before a proposed Borrowing and (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., Philadelphia time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Committed Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Loans in the Borrowing then being requested are to be Eurodollar Committed Loans or Base Rate Loans; (ii) the date of such Committed Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Committed Borrowing is to be of Eurodollar Loans, the Interest Period with respect thereto. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be of Base Rate Loans. If no Interest Period with respect to any Committed Borrowing of Eurodollar Loans is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.2 and of each Bank's portion of the requested Borrowing.

         2.3  Competitive Bid Procedure.  (a) The Company may request the Banks
              -------------------------
to make Competitive Bids; provided that, no Competitive Loan(s) shall be made
                          -------- ----
if, after giving effect to the making of such Loan(s) and the simultaneous application of the proceeds thereof, the aggregate principal amount of all Loans then outstanding would exceed the Total Commitment in effect at such time. In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Competitive Loan, not later than 12:00 noon, Philadelphia time, four Business Days before the proposed Borrowing Date and (ii) in the case of a Fixed Rate Loan, not later than 11:00 a.m., Philadelphia time, one Business Day before the proposed Borrowing Date. No Base Rate Loan shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Company of such rejection by telecopier. Each request for Competitive Bids shall refer to this Agreement and specify (x) whether the Borrowing then being requested is to be of Eurodollar Loans or Fixed Rate Loans, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof, and (z) the Interest Period with respect thereto (which may not end after the Termination Date). The Company may request offers to make Competitive Loans for more than one but no more than three Interest Periods in a single Competitive Bid Request. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Competitive Bid by a Bank must be received by the Agent via telecopier, in the form of Exhibit A-2 hereto, (i) in the case of a Competitive Borrowing of Eurodollar Loans, not later than 9:30 a.m., Philadelphia time, three Business Days before the proposed Borrowing Date and (ii) in the case of a Competitive Borrowing of Fixed Rate Loans, not later than 9:30 a.m., Philadelphia time, on the day of the proposed Borrowing Date. Multiple bids by a Bank will be accepted by the Agent, provided that, no Bank
                                                       -------- ----
shall make more than five separate Competitive Bids with respect to each Interest Period specified in the related Competitive Bid Request. Competitive Bids that do not conform substantially to the format of Exhibit A-2 may be rejected by the Agent and the Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Bank is willing to make to the Company, (y) the Competitive Bid Rate or Rates at which the Bank is prepared to make the Competitive Loan or Loans and
(z) the Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Agent via telecopier
(I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., Philadelphia time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., Philadelphia time, on the day of a proposed Competitive Borrowing; provided, however, that
                                                      --------  -------
failure by any Bank to give such notice shall not cause such Bank to be obliga-ted to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

          (c) The Agent shall promptly notify the Company by telecopier of each Competitive Bid made, and the relevant Competitive Bid Rate, Interest Period and principal amount of each such Competitive Bid and the identity of the Bank that made such bid. The Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

          (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid or portion thereof referred to in paragraph (c) above. The Company shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Philadelphia time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., Philadelphia time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure
                                         --------  -------
by the Company to give such notice prior to the relevant time shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Company shall not accept a bid or portion thereof made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Company wants to accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids would cause the total amount of bids to be accepted by the Company to exceed the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such
                        --- ----
bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; provided further, however, that if a Competitive Loan must be
                -------- -------  -------
in an amount less than $2,500,000 because of the provisions of clause (iv) above, such Competitive Loan must be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of
                                         --- ----
portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $500,000 in a manner which shall be in the discretion of the Company. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

          (e) The Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

          (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one half of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Agent pursuant to paragraph (b) above.

          (h) All Notices required by this Section 2.3 shall be given in accordance with Section 9.2.

          (i) Simultaneously with sending to the Agent a Competitive Bid Request, the Company shall pay to the Agent a fee in the amount set forth in the Fee Letter.

     2.4  Committed Loans and Competitive Loans.  (a) Each Committed Loan shall
          -------------------------------------
be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitment Percentages; provided, however, that the
                                              --------  -------
failure of any Bank to make any Committed Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Borrowing of Eurodollar Committed Loans shall be in a minimum aggregate principal amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof (or if the aggregate Available Commitments at such time are less than $2,500,000, such lesser amount). Each Borrowing of Base Rate Loans shall be in a minimum aggregate principal amount equal to $1,500,000 or a whole multiple of $100,000 in excess thereof (or if the aggregate Available Commitments at such time are less than $1,500,000, such lesser amount). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.3. Each Borrowing of Competitive Loans shall be in the minimum principal amounts set forth in subsection 2.3(d).

          (b) The Committed Loans may from time to time be (i) Eurodollar Loans,
(ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with Sections 2.2, 2.5 and 2.10; provided that, no Committed Loan shall be made as a Eurodollar Loan after the
-------- ----
date that is one month prior to the Termination Date. Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans. Borrowings of more than one Type may be outstanding at the same time. The Company may not, however, at any time have more than (i) if no Base Rate Loans are outstanding, seven Tranches of Eurodollar Committed Loans and Competitive Loans outstanding or (ii) if Base Rate Loans are outstanding, six Tranches of Eurodollar Committed Loans and Competitive Loans outstanding.

          (c) Subject to Section 2.5, each Bank shall make each Committed Loan or Competitive Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Philadelphia, Pennsylvania, not later than 12:00 noon, Philadelphia time, and the Agent shall by 3:00 p.m., Philadelphia time, credit the amounts so received to the general deposit account of the Company with the Agent. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to
Section 2.3 in the amounts so accepted and Committed Loans shall be made by the Banks pro rata in accordance with Section 2.16.
      --- ----

Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Company (without prejudice to the Company's rights against such Bank) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate; provided that, if such Bank
                                                     -------- ----
shall not pay such amount within three Business Days of the date of such Borrowing, the interest rate on such overdue amount shall, at the expiration of such three-Business Day period, be the rate per annum then applicable to Base Rate Loans; provided, further, that it is understood that in connection with any
            --------  -------
such payment by the Company, the Company shall not be required to pay any breakage or similar costs pursuant to subsection 2.15. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

          (e) Each Bank may, if it so elects, make Competitive Loans and/or to make, continue or convert Eurodollar Committed Loans hereunder by causing one of its affiliates or branches to make or maintain such Loan; provided, however,
                                                          --------  -------
that such Loan shall, for purposes of this Agreement, nonetheless be deemed to have been made and to be held by such Bank, and the obligation of the Company to repay such Loan shall nevertheless be to such Bank, for the account of such affiliate or branch.

          2.5  Refinancings.  The Company may refinance all or any part of a
               ------------
Committed Borrowing with a Competitive Borrowing or a Competitive Borrowing with a Committed Borrowing, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.7 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Company pursuant to Subsection 2.4(c); provided, however, that (i) if the principal amount extended by a Bank
        --------  -------
in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in a refinancing is less than the principal amount extended by such Bank in the Borrowing being refinanced, then the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.7 and shall be payable by the Company without prejudice to the Company's rights against any such Bank.

          2.6  Fees.  (a) The Company agrees to pay to the Agent for the
               ----
account of each Bank on each March 31 (or, if later, the date that the Fixed Charge Certificate is delivered to the Agent for the period ending December 31 of the previous year, but in no event later than April 10), June 30, September 30 and December 31 and on the date on which Commitments shall be terminated or reduced as provided in Section 2.10, a facility fee (the "Facility Fee") at a
                                                          ------------
rate per annum equal to the Facility Fee Percentage from time to time in effect on the aggregate amount of the Commitments during the preceding quarter (or shorter period commencing with the date hereof or ending with the Termination Date or any date on which the Commitments shall be terminated or reduced). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein. The Agent shall distribute the Facility Fees among the Banks pro rata
                                                                      --- ----
in accordance with their respective Commitment Percentages.

          (b) The Company agrees to pay the Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter, including the fees referred to in subsection 2.3(i) (collectively, the "Administrative Fees").
     -------------------

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

          2.7  Notes; Repayment of Loans.  The Competitive Loans made by a Bank
               -------------------------
shall be evidenced by a single Competitive Note duly executed on behalf of the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to the order of such Bank in a principal face amount equal to the Total Commitment. The Committed Loans made by each Bank shall be evidenced by a single Committed Note duly executed on behalf of the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to such Bank in a principal face amount equal to the Commitment of such Bank. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.8. Each Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable, and the other information provided for on such schedule, and any such recordation shall constitute prima facie evidence of the accuracy of the such a notation or any
           ----- -----
error therein shall not in any manner affect the obligation of the Company to repay the Competitive Loans and Committed Loans made by such Bank in accordance with the terms of the Notes of such Bank. The Company shall repay to the Agent for the account of each Bank which has made a Competitive Loan on the maturity date of such Competitive Loan (such maturity date being the last day of the Interest Period specified by the Company in the related Competitive Bid Request) the then unpaid principal amount of such Competitive Loan. The Company shall not have the right to prepay any principal amount of any Competitive Loan without the prior written consent of the applicable Bank that made such Competitive Loan. The Company shall repay to the Agent for the account of each Bank on the Termination Date the then unpaid principal amount of the Committed Loans. The Company may prepay the principal amount of the Committed Loans outstanding at any time pursuant to, and to the extent permitted by, Section 2.11.

     2.8  Interest on Loans and Payment Dates.  (a) Subject to the provisions of
          -----------------------------------
Section 2.9, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Committed Loan, the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin, and (ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Loan plus the Margin offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.3.

          (c) Subject to the provisions of Section 2.9, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.3.

          (d) The Eurodollar Rate or the Base Rate for each Interest Period or day within an Interest Period shall be determined by the Agent, and such determination shall be conclusive in the absence of clearly demonstrable error.

          (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided that, interest accruing on
                                      -------- ----
overdue amounts pursuant to Section 2.9 shall be payable on demand as provided in such Section.

          (f) As soon as practicable the Agent shall notify the Company and the Banks of (i) each determination of a Eurodollar Rate and (ii) the effective date and the amount of each change in the interest rate on a Eurodollar Loan or Base Rate Loan. Each determination of an interest rate by the Agent, pursuant to any provision of this Agreement (including Sections 2.8 and 2.9) shall be conclusive and binding on the Company and the Banks in the absence of clearly demonstrable error. At the request of the Company, the Agent shall deliver to the Company a statement showing the quotations used by it in determining any interest rate pursuant to Subsections 2.8(a) through 2.8(d).

     2.9  Additional Interest; Alternate Rate of Interest.  (a) If the Company
          -----------------------------------------------
shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest on any overdue payment of principal (in lieu of the interest otherwise payable on such principal under Section 2.8) and, to the extent permitted by law, on overdue payments of interest and other amounts due hereunder up to the date of actual payment (after as well as before judgment):

               (i) in the case of principal of or interest on Base Rate Loans, Eurodollar Loans or Fixed Rate Loans, at a rate determined by the Agent (such determination to be conclusive and binding on the Company) to be 2% per annum above the rate which would otherwise be payable on such Loans in accordance with the provisions herein; and

               (ii) in the case of any other amount payable hereunder (other than principal of or interest on any Loan referred to in clause (i) above), at a rate equal to 2% per annum above the Base Rate.

          (b) In the event, and on each occasion, that prior to the first day of the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (i) dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, (ii) the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or (iii) reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Company and the Banks. Thereafter, and until the circumstances giving rise to such notice no longer exist, the Company's right to request Eurodollar Committed Loans or bids for Eurodollar Competitive Loans shall be suspended and any notice or request by the Company for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Committed Loan pursuant to the terms of this Agreement shall be deemed cancelled and rescinded by the Company. Each determination by the Agent hereunder shall be conclusive absent manifest error in calculation.

          2.10  Termination, Reduction and Extension of Commitments.  (a) The
                ---------------------------------------------------
Commitments shall be automatically terminated on the Termination Date.

                (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the
                  --------  -------
Total Commitment shall be in a minimum principal amount of $1,000,000 or in whole multiples of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made which would, after giving effect thereto and to any prepayments of the Loans, reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Loans then outstanding.

                (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Company shall pay to the Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued as of the date of such termination or reduction.

                (d) During the period beginning sixty days prior to the first and any subsequent anniversary of the Closing Date and ending on such anniversary, the Company may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended to the first anniversary of the Termination Date then in effect. Within 45 days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. If all of the Banks agree to extend their Commitments, the Agent shall so notify the Company and each Bank, whereupon (i) the respective Commitments of the Banks shall without further act be extended to the first anniversary of the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean such first anniversary. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Company, such agreement to be in form and substance acceptable to the Agent, the Banks and the Company.

          2.11  Optional Prepayment of Loans.  (a) The Company shall have the
                ----------------------------
right at any time and from time to time to prepay any Committed Loan, in whole or in part, without premium or penalty (but in any event subject to Section 2.15), upon prior written, telecopy or telephonic notice to the Agent given, in the case of Base Rate Loans, no later than 11:30 a.m., Philadelphia time, on the Business Day of any proposed prepayment and, in the case of Eurodollar Committed Loans, no later than 12:00 noon, Philadelphia time, three Business Days before any such proposed prepayment. On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Company shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Loans then outstanding will not exceed the Total Commitment after giving effect to such termination or reduction. In each case, the notice shall specify the date and amount of each such prepayment, whether the prepayment is of Eurodollar Committed Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment of (i) Eurodollar
      --------  -------
Committed Loans shall be in the principal amount of at least $1,000,000 or in whole multiples of $500,000 in excess thereof and (ii) Base Rate Loans shall be in the principal amount of at least $1,000,000 or in whole multiples of $100,000 in excess thereof. The Company shall not have the right to prepay any Competitive Borrowing.

                (b) Each notice of prepayment shall specify the prepayment date and the principal amount of the Committed Loans to be prepaid, shall be irrevocable and shall commit the Company to prepay such Loans by the amount stated therein. All prepayments of Eurodollar Loans under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                (c) Upon receipt of any notice of prepayment, the Agent shall promptly notify each Bank thereof.

                (d) All prepayments of Committed Loans under this Section 2.11 shall, unless otherwise instructed by the Company, be applied first to any Base Rate Loans then outstanding and the balance, if any, to Eurodollar Committed Loans then outstanding, with payments applied to Eurodollar Committed Loans being applied in order of next maturing Interest Period.

          2.12  Illegality.  Notwithstanding any other provision herein, if any
                ----------
change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Committed Loans as such, convert Base Rate Loans into Eurodollar Committed Loans and refinance Base Rate Loans or Fixed Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan is required by law to occur on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.15.

          2.13  Requirements of Law.  (a) Notwithstanding any other provision
                -------------------
herein, in the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurodollar Loan or Fixed Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.14 and changes in the rate of tax on the net income of such Bank);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan or Fixed Rate Loan hereunder; or

                    (iii)  shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting or refinancing into, continuing or maintaining Eurodollar Loans or Fixed Rate Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall pay such Bank any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable (to the extent not already reflected in the applicable interest rate), such payment to occur within ten Business Days of receipt of an explanation describing in reasonable detail the calculation of and basis for any additional amounts requested under this Section. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

               (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission as promptly as practicable by such Bank to the Company (with a copy to the Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder; provided that, any request by any Bank for additional amounts under this Section shall be made within one year of the termination of this Agreement.

               (c) Each Bank agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Company of any additional amount under subsections 2.13(a) or (b); provided, however, that
                                                        --------  -------
no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts. Each Bank shall determine the applicability of, and the amount due under, this Section 2.13 consistent with the manner in which it applies similar provisions and calculates similar amounts payable to it by, in the Bank's judgment, similar borrowers having provisions in their credit agreements comparable to this Section 2.13.

         2.14  Taxes.   (a) All payments made by the Company under this
               ------
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or the Notes) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any
                    -----
amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company receives notice and fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder; provided, that, any request by a Bank or the Agent for
                   --------  ----
indemnity under this subsection 2.14(a) shall be made within one year of the termination of this Agreement.

               (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Each such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

               (c) Notwithstanding the foregoing Subsections 2.14(a) or 2.14(b), the Company shall not be required to pay any additional amounts to the Agent or any Bank in respect of United States withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by the Agent or such Bank to comply with the requirements of Subsection 2.14(b) or (ii) the Agent or such Bank shall not have furnished the Company with such forms listed in Subsection 2.14(b) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

         2.15  Indemnity.  (a) The Company agrees to indemnify each Bank and to
               ---------
hold each Bank harmless from any loss (including
loss of profit) or expense which such Bank sustains or incurs as a consequence of (i) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan or Fixed Rate Loan, (ii) default by the Company in making a borrowing of, refinancing of, conversion into or continuation of Eurodollar Loans or Fixed Rate Loans, as the case may be, after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment (whether voluntarily, as a result of acceleration or otherwise) of Eurodollar Loans or Fixed Rate Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Bank is entitled to receive under this Section 2.15 submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error and all such amounts shall be paid by the Company promptly upon demand by such Bank. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder; provided, that, any request by a Bank for any amounts under this Section 2.15
--------  ----
shall be made within ninety days of the termination of this Agreement.

          (b) For the purpose of calculation of all amounts payable to a Bank under Subsection 2.15(a), each Bank shall be deemed to have actually funded its relevant Eurodollar Loan or Fixed Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate or the applicable rate for such Fixed Rate Loan, as the case may be, in an amount equal to the amount of that Eurodollar Loan or Fixed Rate Loan, as the case may be, and having a maturity comparable to the relevant Interest Period; provided, however, that each Bank
                                            --------  -------
may fund each of its Eurodollar Loans or Fixed Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder; provided that, any request by a Bank for any amounts under this Section 2.15 shall, as provided above, be made within ninety days of the termination of this Agreement.

         2.16  Pro Rata Treatment, etc.  Except as required under Section 2.12,
               ------------------------
each Committed Borrowing, each payment or prepayment of principal of any Committed Borrowing, each payment of interest on the Committed Loans, each payment of the Facility Fees, each reduction of the Commitments, each conversion of

Committed Loans and each refinancing of any Borrowing with a Committed Borrowing of any Type, shall be made pro rata among the Banks in accordance with their
                           --- ----
respective Commitment Percentages. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such
                             --- ----
Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the
                                                         --- ----
Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

         2.17  Payments.  (a) The Company shall make each payment (including
               --------
principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 (noon), Philadelphia time, on the date when due in Dollars to the Agent at its offices at Broad and Chestnut Streets, Philadelphia, Pennsylvania, in immediately available funds. To the extent any amounts received by the Agent are to be distributed to the Banks, the Agent shall so distribute such amount to the Banks promptly upon receipt in like funds as received.

               (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) (but excluding payments on Eurodollar Loans) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

               (c) All payments by the Company to the Agent or the Banks hereunder or under the Notes shall be made without setoff or counterclaim of any kind.

         2.18  Conversion and Continuation Options.  The Company shall have the
               -----------------------------------
right at any time upon prior irrevocable notice to the Agent (i) not later than 11:00 a.m., Philadelphia time, on the Business Day of conversion, to convert any Eurodollar Committed Loan to a Base Rate Loan, (ii) not later than 12:00 noon, Philadelphia time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Committed Loan or to continue any Eurodollar Committed Loan as a Eurodollar Committed Loan for any additional Interest Period and (iii) not later than 12:00 noon, Philadelphia time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Committed Loan to another permissible Interest Period, subject in each case to the following:
                             -------

               (a) a Eurodollar Committed Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

               (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Committed Loan;

               (c) no Eurodollar Committed Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Committed Loan when any Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

               (d) any portion of a Eurodollar Committed Loan that cannot be converted into or continued as a Eurodollar Committed Loan by reason of Subsection 2.18(b) or 2.18(c) automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

               (e) on the last day of any Interest Period for Eurodollar Committed Loans, if the Company has failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to this Subsection 2.18, such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period; and

               (f) Each request by the Company to convert or continue a Loan shall constitute a representation and warranty that, to the best of the Company's knowledge, no Default shall have occurred and be continuing.

Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Company at the time of conversion.

         2.19  Minimum Amounts of Tranches.  All borrowings, conversions and
               ---------------------------
continuation of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the aggregate principal amount of the Loans comprising each (a) Tranche of Eurodollar Committed Loans shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and (b) Tranche of Competitive Loans shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof.

         2.20  Use of Proceeds.  The proceeds of the Loans made on the Closing
               ---------------
Date shall be used by the Company (a) to repay all outstanding Indebtedness under the Existing Credit Agreement, (b) for working capital and general corporate purposes in the ordinary course of business or (c) to finance in whole or in part acquisitions permitted hereunder. The proceeds of any Committed Loans or Competitive Loans made after the Closing Date shall be used by the Company (i) for working capital purposes and general corporate purposes in the ordinary course of business or (ii) to finance in whole or in part acquisitions permitted hereunder.


          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Banks to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Agent and each Bank that:


          3.1  Financial Condition.  The consolidated balance sheet of the
               -------------------
Company and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.
The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1996 and the related unaudited consolidated statements of income and of cash flows, for the three-month period ended on such date, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

          3.2  No Change.  Since December 31, 1995, there has been no
               ---------
development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          3.3  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Company has the corporate power, authority, and legal right, to make, deliver and perform this Agreement and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Company) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents by the Company, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of the Company or any

Subsidiary thereof pursuant to any such Requirement of Law or Contractual Obligation.

          3.6  No Material Litigation.  To the best of the Company's knowledge,
               ----------------------
no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  Neither the Company nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default, Event of Default or Event of Termination has occurred and is continuing.

          3.8  Taxes.  Each of the Company and each of its Subsidiaries has
               -----
filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) other than (a) such foreign, state and local tax matters as would not reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect or (b) federal tax matters not exceeding $1,000,000; no tax Lien has been filed against the Company or any of its Subsidiaries, and, to the knowledge of the Company and its Subsidiaries, no claim is being asserted, with respect to any such tax, fee or other charges.

          3.9  Federal Regulations.  No part of the proceeds of any Loans will
               -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         3.10  ERISA.  Each Plan (such representations in respect of any
               -----
Multiemployer Plan being made to the best knowledge of the Company) has complied in all material respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency (each as defined in Subsection 7.1(j)) or Reportable Event which would result in liability in excess of $1,000,000 has occurred with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan of which the Company or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by the Company's actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits by an amount in excess of $1,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Company nor any Commonly Controlled Entity would become subject under ERISA to any liability in excess of $1,000,000 if the Company or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. Such Multiemployer Plans are neither in Reorganization nor Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $1,000,000. Neither the Company nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992. Neither a Reportable Event which would result in liability in excess of $1,000,000 nor an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan. No termination of a Single Employer Plan has occurred, and no Lien on assets of any of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period.

         3.11  Investment Company Act.  Neither the Company nor any Subsidiary
               ----------------------
thereof is an "investment company", or a company

"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.12  Purpose of Loans.  The proceeds of the Loans shall be used by
               ----------------
the Company only for the purposes permitted under Subsection 2.20.

         3.13  Environmental Matters.  Except to the extent that all of the
               ---------------------
following could not reasonably be expected to have a Material Adverse Effect:

               (a) To the best knowledge of the Company, the Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

               (b) To the best knowledge of the Company, the Properties and all operations and facilities at the Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any Subsidiary thereof which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof. Neither the Company nor any of its Subsidiaries have assumed any liability of any Person under Environmental Laws.

               (c) Neither the Company nor any of its Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance with Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Company or such Subsidiary, nor is the Company aware or have reason to believe that any such action is being contemplated, considered or threatened.

               (d) To the best knowledge of the Company, Materials of Environmental Concern have not been generated, treated, stored, transported, disposed of, at, on, from or under any of the Properties, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Company or any of its Subsidiaries, in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to liability under any applicable Environmental Law.

               (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of the Company, contemplated or threatened under any Environmental Laws to which the Company or any of its respective Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

               (f) To the best knowledge of the Company, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the business operated by the Company or any Subsidiary in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any Environmental Law.

               (g) To the best knowledge of the Company, each of the representations and warranties set forth in Subsections 3.13(a) through 3.13(f) is true and correct with respect to each Property.

         3.14  No Material Misstatements.  No financial statement, exhibit or
               -------------------------
schedule furnished by or on behalf of the Company to the Agent or any Bank in connection with the negotiation of this Agreement or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Banks with respect to the performance of the Company of its obligations hereunder or thereunder. Prior to the Closing Date, the Company has disclosed to the Banks in writing any and all facts which materially and adversely affect (to the extent the Company can as of the date hereof reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, and the ability of the Company to perform its obligations under this Agreement and the other Loan Documents.

         3.15  Title to Properties.  The Company and its Subsidiaries have good
               -------------------
and marketable title to or valid leasehold interest in all properties, assets and other rights which they purports to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Liens permitted by Section 6.2, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby unless the failure to obtain such consent would not result in a Material Adverse Effect.

         3.16  Intellectual Property.  The Company and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those as to which the failure
                ---------------------
to own or license could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, in each case which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have such a Material Adverse Effect.

         3.17  No Burdensome Restrictions; List of Subsidiaries. To the best
               ------------------------------------------------
knowledge of the Company, no Requirement of Law could reasonably be expected to have a Material Adverse Effect. All of the Subsidiaries of the Company required to be listed as an Exhibit to the Company's Annual Report on Form 10-K as of the Closing Date hereof are listed on Schedule 3.17 of this Agreement.

         3.18  Public Utility Holding Company Act.  The Company is not subject
               ----------------------------------
to regulation as a "holding company", subject to regulation as an "affiliate" of a "holding company", or subject to regulation as a "subsidiary company" of a "holding company", in each case under the Public Utility Holding Company Act of 1935, as amended.

         3.19  Insurance.  No notice has been given or claim made and no grounds
               ---------
exist to cancel or avoid any insurance policy or bond to which the Company or any Subsidiary is a party or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Company and its Subsidiaries in accordance with prudent business practice in the industry of the Company and its Subsidiaries.

         3.20  Licenses, etc.   The Company and its Subsidiaries have obtained
               --------------
and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         3.21  Labor Matters.  There are no collective bargaining agreements or
               -------------
Multiemployer Plans covering the employees of the Company or any of its Subsidiaries, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of such Persons, there are none now threatened.


                        SECTION 4.  CONDITIONS PRECEDENT

          4.1  Conditions to Initial Loans.  The agreement of each Bank to make
               ---------------------------
the initial Loans requested to be made by it is subject to the satisfaction on the Closing Date of the following conditions precedent:

               (a)  Credit Agreement and Notes.  The Agent shall have received
                    --------------------------
(i) this Agreement, (A) executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and (B) executed and delivered by a duly authorized officer of each Bank and (ii) for the account of each Bank, a Committed Note and a Competitive Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

               (b)  Corporate Proceedings; No Default.  The Agent shall have
                    ---------------------------------
received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary (or, with respect to clause (C) below, any Responsible Officer) of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder, and that such resolutions attached thereto have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of the Company; and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Agent and (C) that the representations contained in Section 3 are true and correct and there exists no Default after giving effect to the initial Loans hereunder.

               (c)  Corporate Documents.  The Agent shall have received, with a
                    -------------------
counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

               (d)  Legal Opinions.  The Agent shall have received the executed
                    --------------
legal opinion of Lawrence A. Gross, General Counsel of the Company, substantially in the form of Exhibit C. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

               (e)  UCC Filing and Other Searches.  The Agent shall have
                    -----------------------------
received the results of (i) Uniform Commercial Code searches made with respect to the Company and its Subsidiaries in the states or provinces in which their chief executive offices and/or assets are located, together with copies of financing statements disclosed by such searches and (ii) such tax and judgment lien searches as the Agent shall reasonably request, and each of the foregoing searches shall disclose no Liens on any assets, except for Liens permitted under
Section 6.2 or, if unpermitted Liens are disclosed, the Agent shall have received satisfactory evidence of the release of such Liens.

               (f)  Existing Credit Agreements.  The Existing Credit Agreements
                    --------------------------
shall be terminated and all Indebtedness thereunder shall have been repaid in full.

               (g)  Insurance.  The Agent shall have received Certificates of
                    ---------
Insurance with respect to the Company's and its Subsidiaries' fire, casualty, liability and other insurance covering its respective property and business.

               (h)  Good Standing.  The Agent shall have received certificates
                    -------------
of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the state or province of incorporation of the Company.

               (i)  Environmental Matters.  The Banks shall be satisfied that
                    ---------------------
neither the Company nor any of its Subsidiaries is subject to any present or contingent environmental liability which could have a Material Adverse Effect.

               (j)  Fees and Expenses.  The Agent shall have received (a) the
                    -----------------
fees required to be paid on the Closing Date pursuant to the Fee Letter or pursuant to any modification thereof whether or not in writing and (b) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard

Spahr Andrews & Ingersoll, counsel to the Agent in connection with the transactions contemplated by the Loan Documents (subject to the limits set forth in Section 9.5 of this Agreement).

          (k) Consents, Licenses, Approvals, etc.  The Agent shall have received
              -----------------------------------
copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated hereby, and such consents, licenses and approvals shall be in full force and effect.

          (l) Litigation.  There shall be no actions, suits, investigations or
              ----------
proceedings pending, or to the Company's best knowledge, threatened (i) with respect to any of the transactions contemplated hereby or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     4.2  Conditions to Each Loan.  The agreement of each Bank to make any
          -----------------------
Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by the Company herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date as if made on and as of such date, except that the representations and warranties in Section 3.1 of this Agreement shall refer to the annual and interim financial statements most recently supplied to the Bank pursuant to Section 5.1 of the Agreement.

          (b) No Default.  No Default, Event of Default or Event of Termination
              ----------
shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Additional Matters.  All corporate and other proceedings, and all
              ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each request by the Company for a Loan hereunder shall constitute a representation and warranty by the Company as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.


                       SECTION 5.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, or any other amount is owing to any Bank or the Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

               5.1  Financial Statements.  Furnish to each Bank:
                    --------------------

          (a) as soon as available, but in any event not later than 100 days after the close of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company's independent certified public accountants, such financial statements to be certified by Coopers & Lybrand LLP or other independent certified public accountants selected by the Company and reasonably acceptable to the Banks (it being understood that any member of the Big Six is acceptable to the Banks), without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit; provided, however, that delivery of the Company's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission shall be deemed to satisfy this Section 5.1(a) (assuming that it has been audited by Coopers & Lybrand LLP or other independent certified public accountants reasonably acceptable to the Banks); and

          (b) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of the Company, unaudited consolidated cash flows of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in financial position of the Company and its consolidated

Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal year-end audit adjustments); provided, however, that delivery of the Company's Quarterly Report on Form 10-Q for such quarterly period as filed with the Securities and Exchange Commission shall be deemed to satisfy this Subsection 5.1(b).

               5.2  Certificates; Other Information.  Furnish to each Bank:
                    -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in Subsections 5.1(a) and (b), a certificate of a Responsible Officer of the Company showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1; and concurrently with the delivery of the financial statements referred to in Subsections 5.1(a) and 5.1(b), a certificate of the chief financial officer or Treasurer of the Company stating that, to the best of his or her knowledge, the Company during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default, Event of Default or Event of Termination except as specifically indicated; if the certificate above shall indicate that such officer has obtained knowledge of a Default, Event of Default or Event of Termination, such certificate shall state what efforts the Company is making to cure such Default, Event of Default or Event of Termination;

          (b) within 55 days after the end of the first three fiscal quarters in each fiscal year of the Company (commencing with the fiscal quarter ending June 30, 1996), and within 100 days after the end of each fiscal year of the Company, a certificate of a Responsible Officer of the Company setting forth the Fixed Charge Coverage Ratio as of the end of such fiscal quarter or fiscal year, as the case may be, and detailing the computations necessary in calculating such ratio (a "Fixed Charge Certificate");
          ------------------------

          (c) within five Business Days after the same are sent, copies of all financial statements and reports which the

Company sent to its stockholders and within five Business Days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor of analogous Governmental Authority; and

               (d) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          5.4  Conduct of Business and Maintenance of Existence. Except as
               ------------------------------------------------
otherwise permitted in Section 6.4, continue to engage in business of the same general type as now conducted by it and, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

          5.5  Maintenance of Property; Insurance.  Keep all property useful
               ----------------------------------
and necessary in its business in good working order and condition subject to ordinary wear and tear; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

          5.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon at least five days' advance notice, permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that, a representative of the Company may be present at such visit,
-------- ----
inspection or examination.

     5.7  Notices. Promptly after the Company's knowledge thereof, give notice
          -------
to the Agent of:

          (a) the occurrence of any Default, Event of Default, or Event of Termination;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in case of either clause (i) or (ii), if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance as reasonably determined by the Company's corporate counsel or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan, the reasonably expected liability in respect of which exceeds $1,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, if the reasonably expected liability in respect thereof shall exceed $1,000,000 or (iii) assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992; and

          (e) an event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     5.8  Environmental Laws.  (a)  Comply with, and require compliance by
          ------------------
all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect; and

          (b) Defend, indemnify and hold harmless the Agents and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with the Company, any Property or any activities relating to any other property or business of the Company or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, reasonable attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

     5.9  Further Assurances.  The Company shall, and shall cause each of
          ------------------
its Subsidiaries to, execute any and all further documents that may be required under applicable law or which the Required Banks or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents.


                         SECTION 6.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1  Financial Covenants.
          -------------------

          (a) Leverage Ratio.  Permit the ratio of (i) Consolidated Total Debt
              --------------
as of the last day of any fiscal quarter of the Company to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to exceed 2.50.

          (b) Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage
              ---------------------------
Ratio for any period of four consecutive fiscal quarters to be less than 1.50.

          (c) Minimum Consolidated Worth.  Permit Consolidated Net Worth at the
              --------------------------
end of each fiscal quarter to be less than $325,000,000.

     6.2  Limitation on Liens.  Create, incur, assume or suffer to exist
          -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit issued in lieu of performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

          (f) Liens in respect of one or more judgments, to the extent that the existence of such judgments is not an Event of Default or Event of Termination under Section 7.1(g);

          (g) [INTENTIONALLY LEFT BLANK]

          (h) Liens not otherwise permitted hereunder which secure Indebtedness of the Company and/or its Subsidiaries permitted under Subsection 6.3(g) or (h); provided that, the aggregate amount of Indebtedness of the Company and its
-------- ----
Subsidiaries that is secured by Liens on any assets or property of the Company or its Subsidiaries (other than secured by Liens permitted pursuant to clauses
(a) through (e) above) shall not exceed $50,000,000.

     6.3 Limitation of Indebtedness.  Create, incur, assume or suffer to exist
         --------------------------
any Indebtedness except:

         (a) Indebtedness in respect of the Loans, the Notes and other obligations of the Company under this Agreement;

         (b) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

         (c) guarantees made in the ordinary course of its business by the Company or its Subsidiaries of obligations of any of their Subsidiaries, provided those obligations are otherwise permitted under this Agreement;
--------
         (d) [INTENTIONALLY LEFT BLANK]

         (e) Indebtedness of the Company or any Subsidiary under performance bonds entered into in the ordinary course of business;

         (f) [INTENTIONALLY LEFT BLANK]

         (g) Indebtedness of the Company;

         (h) additional Indebtedness of any Subsidiary of the Company; provided
                                                                       --------
that, the aggregate amount of Indebtedness of all of the Subsidiaries of the
-----
Company (other than Indebtedness permitted under clauses (a), (b), (c) or (e) above) shall not exceed at any one time outstanding the difference between $50,000,000 and the aggregate principal amount of all Indebtedness of the Company that is secured by Liens on any assets or property of the Company (other than Liens permitted pursuant to clauses (a) through (e) of Section 6.2).

     6.4  Limitations on Fundamental Changes.  Enter into any merger,
          ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any other Wholly-Owned Subsidiary or any other Person (provided that the continuing or surviving corporation shall remain a Wholly-Owned Subsidiary); and

          (b) any Wholly-Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Wholly-Owned Subsidiary of the Company.

     6.5  Limitation on Sale of Assets.  Convey, sell, lease, license,
          ----------------------------
assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Company's or any Subsidiaries' business;

          (b) transactions involving the sale, license or lease of assets in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;

          (d) as permitted by subsection 6.4;

          (e) transfers between the Company and its Subsidiaries or between one Subsidiary and another Subsidiary; and

          (f) in addition to the above subsections 6.5(a) through 6.5(e) inclusive, sales of assets of the Company and its Subsidiaries for fair market value, provided that the aggregate amount of such sales, determined in accordance with GAAP, in any fiscal year does not exceed ten percent (10%) of the Company's Consolidated Assets as at the end of the immediately preceding fiscal quarter.

     6.7 Limitation on Loans.  Make any loans or extensions of credit to any
         -------------------
Person except:

         (a) loans or extensions of credit in the ordinary course of business to customers;

         (b) temporary advances to employees in the ordinary course of business;

         (c) secured home mortgage loans arising as a result of executive officer relocations, in an aggregate principal amount not in excess of $1,000,000 at any one time outstanding; and

         (d) loans to employees made pursuant to the terms of the Restricted Stock Incentive Plan as in effect on the date hereof.

It is understood that the Company and its Subsidiaries shall not be restricted from the purchase or acquisition of: (i) direct obligations of the Government of the United States of America or any agency or instrumentality thereof, (ii) stock or obligations issued in settlement of claims of the Company or any Subsidiary against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of the Company or such Subsidiary, (iii) readily marketable commercial paper rated "A-3" or better by Standard & Poor's Corporation (or similar rating by any similar organization which rates commercial paper), (iv) municipal securities rated "A" or "MIG-2" or higher by Moody's Investor Services Inc., (v) repurchase agreements relating to securities of the type described in clause (i) above issued by any commercial banking institution with a rating of at least BBB, (vi) shares of money market funds issued by a banking or other financial institution with a rating of at least BBB or invested with a prudently selected nationally recognized money market fund, (vii) commercial bank certificates of deposit issued by banking institutions with a rating of at least BBB and having maturities not in excess of one (1) year, or (viii) deposits in dollars or in the currency of any other Organization for Economic Cooperation and Development ("OECD") country held outside the United States by a bank or financial institution the head office of which is in an OECD country and which has a combined capital and surplus of $1 billion.

     6.8 Fiscal Year. Permit the fiscal year of the Company to end on a day
         -----------
other than December 31.

     6.9 Limitation on Conduct of Business.  Enter into any material
         ---------------------------------
business either directly or through any Subsidiary except for businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and any business directly or indirectly related to or of the same general type as such existing businesses.

                 SECTION 7.  EVENTS OF DEFAULT AND TERMINATION

         7.1  Events of Default; Events of Termination.  If any of the
              ----------------------------------------
following events shall occur and be continuing:

              (a) The Company shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note, or any fees payable hereunder within five days after any such interest or fees becomes due in accordance with the terms thereof or hereof; or the Company shall fail to pay any other amount payable hereunder or under any Note within fifteen days after such amount becomes due in accordance with the terms hereof and thereof; or

              (b) Any representation or warranty made or deemed made by the Company herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

              (c) The Company shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

              (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsection (a) through (c) above) or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

              (e) The Company or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Notes), beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness was created and the aggregate amount of such Indebtedness in respect of which such default or defaults shall have occurred is at least $5,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due and payable prior to its stated maturity or to become payable; or

          (f) (i) The Company or any Subsidiary thereof shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains dismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or

          (g) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 60 days from the entry thereof; or

          (h) Any Change in Control shall occur; or

          (i) The Company or any Subsidiary thereof shall fail to comply with or require compliance by all tenants and, to the extent possible, all subtenants, if any, with all Environmental Laws or obtain and comply with and maintain, or require that all tenants and, to the extent possible, all subtenants, obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect; or

          (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution or proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV or ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (k) Any other event shall have occurred which could reasonably be expected to have a Material Adverse Effect; then, and in any such event, (A) if such event is an Event of Default or Event of Termination specified in clause
(i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable, (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (C) if such event is any other Event of Termination, with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate and any accrued but not yet due amounts hereunder shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 8.  THE AGENT

          8.1  Appointment.  Each Bank hereby irrevocably designates and
               -----------
appoints PNC as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes PNC, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent. PNC agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

          8.2  Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement and the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this

Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Company to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any Subsidiary.

          8.4  Reliance by Agent.  The Agent shall be entitled to rely, and
               -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          8.5  Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default, Event of Default or Event of Termination hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default, Event of Default or Event of Termination and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default, Event of Default or Event of Termination as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall
                                --------
have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Event of Termination as it shall deem advisable in the best interests of the Banks.

           8.6  Non-Reliance on Agent and Other Banks.  Each Bank expressly
               --------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement and the other Loan Documents. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7  Indemnification.  The Banks agree to indemnify the Agent in its
               ---------------
capacity as such (to the extent not reimbursed by the Company and without limiting the obligation, if any, of the Company to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be
                                            --------
liable for the payment
of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this
Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

          8.8  Agent in Its Individual Capacity.  The Agent and its Affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder.
With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          8.9  Successor Agent.  The Agent may resign as Agent upon 60 days'
               ---------------
notice to the Banks and the Company. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which appointment shall be subject to the approval of the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this
Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          8.10  Beneficiaries.  Except as expressly provided herein, the
                -------------
provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company.


                           SECTION 9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  Neither this Agreement, any Note, nor
               ----------------------
any terms hereof of thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required

Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default, Event of Default or Event of Termination and its consequences; provided, however, that no such waiver and no
                                  --------  -------
such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder or extend the period for payment thereof, or change the duration or the amount of any Bank's Commitment in each case without the consent of the Bank affected thereby or (b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent, and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default, Event of Default or Event of Termination waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, Event of Default or Event of Termination, or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or one Business Day after sent by reputable overnight service, charges prepaid, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during normal business hours, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

   The Company:      SunGard Data Systems Inc.
                     1285 Drummers Lane
                     Wayne, PA  19087
                     Attention:   Michael J. Ruane
                                  Chief Financial Officer
                     Telecopy:    215-341-8851

   with a copy to:   Lawrence A. Gross, Esq.
                     General Counsel


        (provided that failure to send a copy of any notice to said counsel shall in no way affect, limit or invalidate any notice sent to the Company or the exercise of any rights or remedies of the Agent or any Bank pursuant to a notice sent to the Company).


   The Agent:        PNC Bank, National Association
                     Broad and Chestnut Streets
                     Philadelphia, Pennsylvania  19110
                     Attention:  H. Todd Dissinger
                                 Vice President
                     Telecopy:   215-585-5972

   with a copy to:   PNC Bank, National Association
                     Multibank Loan Administration
                     19th Floor
                     One PNC Plaza
                     Pittsburgh, Pennsylvania  15265
                     Attention:  Arlene Ohler
                     Telecopy:  412-762-8672;

provided that any notice, request or demand to or upon the Agent or the Banks
--------
pursuant to Sections 2.2, 2.3, 2.7, 2.10, 2.11 and 2.18 shall not be effective until received.

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Bank or the Company, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          9.5  Payment of Expenses and Taxes.  The Company agrees (a) to pay or
               -----------------------------
reimburse the Agent for all its out-of-pocket costs and reasonable expenses incurred in connection with the development, negotiation, preparation, execution, delivery and syndication of, and any actual or proposed amendment, supplement, modification or consent to, this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the fees and expenses for title and lien searches; provided that, the maximum amount of legal fees of counsel to the
               -------- ----
Agent that the Company shall be responsible for in connection with the development, negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents shall be $25,000 in the aggregate; provided
                                                                --------
further, that the reasonable expenses of counsel to the Agent shall not be
-------
included in the $25,000 limitation set forth in the preceding proviso, (b) to pay or reimburse each Bank and the Agent for all its reasonable costs and expenses incurred after the date of this Agreement in connection with the preservation of rights under, or enforcement of any rights under, this Agreement, the Notes, the other Loan Documents and any other documents entered into in connection herewith or therewith, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any (other than Taxes expressly excluded from the definition of Taxes in Section 2.14 and Taxes for which the Company has no liability under Subsection 2.14(c)) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation
                            --------
hereunder to the Agent or any Bank with respect to (x) reimbursable costs or indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank or (y) except to the extent provided in clause (a) of this subsection 9.5, the legal fees and expenses of counsel to the Agent, Ballard Spahr Andrews & Ingersoll, incurred in connection with the development, negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

          9.6  Successors and Assigns.  (a) Whenever in this Agreement any of
               ----------------------
the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

          (b) Each Bank may, in accordance with applicable law, sell to any Bank or Affiliate thereof and, with the consent of the Company (which consent shall not be unreasonably withheld) and the Agent, to one or more banks or other financial institutions (each, a "Purchasing Bank") all or any part of its
                                 ---------------
interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) so
                                                --------  -------
long as the Commitments are then in effect, such assignment shall be in an amount not less than $5,000,000 (or such lesser amount as the Company and the Agent shall agree in their sole discretion), (ii) the parties to each such assignment shall execute and deliver to the Agent and the Company for the Company's acceptance and recording in the Register an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,000, (iii) each such assignment of Committed Loans and all or any portion of a Bank's Commitment shall be of a constant, and not a varying, percentage of the assigning Bank's Commitment and Committed Loans then outstanding and (iv) no Competitive Loans may be assigned by a Bank unless the Commitment shall have expired or been terminated or such Bank shall have assigned all of its rights and obligations under this Agreement and the other Loan Documents. Upon acceptance and recording pursuant to paragraph (e) of this subsection 9.6, from and after the effective date specified in an Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) such Purchasing Bank shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Facility Fees accrued for its account and not yet paid). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents. Notwithstanding any provision of this Section 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in subsection 7(f) shall have occurred and be continuing.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Company or any Subsidiary thereof or the performance or observance by the Company or any Subsidiary thereof of any of its obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Purchasing Bank will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Bank's exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Bank under this Agreement.

          (d) The Agent shall maintain at its offices in Philadelphia or Pittsburgh, Pennsylvania, a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of
 --------
manifest error and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Agent) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Banks. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrender of the original Notes held by the assigning Bank (A) a new Committed Note to the order of such Purchasing

Bank in an amount equal to the Commitment assumed, (B) a new Competitive Note to the order of such Purchasing Bank in an amount equal to the Total Commitment then in effect and (C) if the assigning Bank has retained a Commitment, a new Committed Note to the order of such assignor in an amount equal to the Commitment retained by it. Such new Committed Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Note(s); such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits B-1 and B-2, respectively. Canceled Notes shall be returned to the Company.

          (f) Each Bank may without the consent of the Company or the Agent (except to the extent provided below) sell participations to one or more banks or other entities (each a "Participant") in any Loan owing to such Bank, any
                           -----------
Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, however, that
                                                        --------  -------
(i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Company, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant, (vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, releases any guarantor of such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that in purchasing such participation such
                            --------
Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 9.8. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and
9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled
                               --------
to receive any greater amount pursuant to such Sections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

          (h) If any Participant is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Company) that it will deliver the tax forms and other documents required to be delivered pursuant to Section 2.14 and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

          (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its
--------
obligations hereunder.

          9.7  Disclosure of Information.  Unless otherwise consented to by the
               -------------------------
Company in writing, each of the Banks and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement; provided
                                                                      --------
that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, provided that, if a Bank is served with a subpoena for the turnover of such information, such Bank shall, unless prohibited by applicable law, rules or regulations, promptly notify the Company, (b) to counsel for any Bank or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other

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

Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party and (f) to any Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) so long as such Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) agrees to comply with the requirements of this Section.

          9.8  Adjustments; Set-off.  (a) If any Bank (a "benefitted Bank")
               --------------------                       ---------------
shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that
                                                       --------  -------
if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies, of the Banks provided by law, upon the occurrence and during the continuance of an Event of Default, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          9.9  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and each of the Banks.

          9.10  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11  Integration.  This Agreement represents the agreement of the
                -----------
Company, the Agents and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or the Fee Letter.

          9.12  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

          9.13  Submission To Jurisdiction; Waivers. The Company hereby
                -----------------------------------
irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          9.14  Acknowledgements.  The Company hereby acknowledges that:
                ----------------

                (a) neither the Agent, nor any Bank has any fiduciary relationship to the Company solely by reason of or arising from this Agreement, and the relationship hereunder between the Agent and the Banks, on one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

                (b) no joint venture exists among the Banks or among the Company and the Banks.

          9.15  Limitation of Liability.  No claim may be made by the Company,
                -----------------------
any Subsidiary thereof or any other Person against the Agent, any Bank, or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the other Loan Documents or any other transactions, or any act, omission or event occurring in connection therewith; and each of the Company and its Subsidiaries hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          9.16  WAIVERS OF JURY TRIAL.  THE COMPANY, THE AGENT AND THE BANKS
                ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR THE NOTES AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Philadelphia, Pennsylvania by their proper and duly authorized officers as of the day and year first above written.


                                  SUNGARD DATA SYSTEMS INC.


                                  By
                                    -------------------------------------
                                    Name:
                                    Title:


                                  PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent and
                                    as a Bank


                                  By
                                    -------------------------------------
                                    Name:
                                    Title:

                                  CORESTATES BANK, N.A.


                                  By
                                    -------------------------------------
                                    Name:
                                    Title: